Exhibit 99.1

Global Medical REIT Announces First Quarter 2020 Financial Results

Completes $86.9 Million of Acquisitions to Date

Collected 96% of April Rent

Bethesda, MD – May 6, 2020 -- (BUSINESS WIRE) -- Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical office real estate investment trust (REIT) that owns and acquires purpose-built healthcare facilities and leases those facilities to strong healthcare systems and groups with leading market share, today announced financial results for the three months ended March 31, 2020.

First Quarter 2020 Highlights

•	Net income attributable to common stockholders was $1.3 million, or $0.03 per diluted share, as compared to $528,000, or $0.02 per diluted share, in the prior year period.
•	Funds from Operations (“FFO”) of $0.19 per share and unit, as compared to $0.17 per share and unit in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $0.20 per share and unit, as compared to $0.17 per share and unit in the comparable prior year period.
•	Increased total revenue 42.4% period-over-period to $21.6 million, primarily driven by the Company’s acquisition activity over the last twelve months as well as same store portfolio contractual rent increases.
•	Completed four acquisitions, encompassing an aggregate 341,731 leasable square feet, for an aggregate purchase price of $67.6 million at a weighted average cap rate of 8.3%.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “We launched 2020 with a strong first quarter as we continued to build on the successes of the prior year by further scaling our platform. As a result of the COVID-19 pandemic, we shifted our focus to the health and well-being of our employees and on assisting our tenants during this unprecedented time in the healthcare industry. I’m pleased to note that we collected 96% of our April rent and 76% of our May rent. At the same time, we are working with tenants who are facing difficulties, and, where necessary, entering into rent deferral agreements to provide near term relief to these tenants with expected full repayment of deferred amounts to the Company by the end of 2020 in most cases.”

Mr. Busch continued, “Our team balanced the needs of our tenants during the COVID-19 pandemic with the protection of our stockholders’ interests and our liquidity requirements. Given these demands, I feel that our team has done a remarkable job navigating the Company through the COVID-19 pandemic and am extremely happy with these results. While the return to normalcy is unclear, we are confident that GMRE is well positioned to resume its pace in finding accretive opportunities and in its delivery of long-term stockholder value.”

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Financial Results

Rental revenue for the first quarter of 2020 increased 42.2% period-over-period to $21.5 million, reflecting the growth in the Company’s portfolio over the last twelve months and contractual rent increases.

Total expenses for the first quarter were $18.8 million, compared to $13.2 million for the comparable prior year period, primarily reflecting the growth in the Company’s property portfolio. Interest expense for the first quarter was $4.4 million, compared to $4.0 million for the comparable prior year period. This increase is primarily due to higher average borrowings during the quarter which helped fund our property acquisitions.

Net income attributable to common stockholders for the first quarter totaled $1.3 million, or $0.03 per diluted share, compared to net income of $528,000, or $0.02 per diluted share, in the comparable prior year period.

The Company reported FFO of $0.19 per share and unit for the first quarter, as compared to $0.17 per share and unit in the comparable prior year period. AFFO was $0.20 per share and unit for the first quarter versus $0.17 per share and unit in the comparable prior year period.

Acquisitions Update

During the first quarter of 2020, the Company completed four acquisitions, encompassing an aggregate 341,731 leasable square feet, for an aggregate purchase price of $67.6 million. The properties were purchased at an 8.3% weighted average cap rate.

Since April 1, 2020, the Company acquired one additional property, encompassing 99,718 leasable square feet, for a purchase price of $19.3 million and a cap rate of 8.8%. In connection with this acquisition, we assumed a $12.1 million CMBS loan with an interest rate of 4.62% and a term of four years.

Additionally, the Company has three properties under contract for an aggregate purchase price of $45.1 million. The properties are currently in the due diligence period and we can make no assurances that the acquisitions will occur on a timely basis if at all.

Portfolio Update

As of March 31, 2020, the Company’s portfolio was 99.7% occupied and comprised of 3.1 million leasable square feet with an annual base rent of $76.4 million. The weighted average lease term for the Company’s portfolio is 8.4 years and features a weighted average annual rental escalations of 2.1%. As of March 31, 2020, the Company’s portfolio Rent Coverage Ratio (as defined below) was 4.8 times, although we expect that this ratio will be lower for the foreseeable future as our tenants work to achieve pre-COVID-19 patient volumes.

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In addition, due to the COVID-19 pandemic, we have entered into, or expect to enter into, rent deferral agreements with certain tenants. Currently, we estimate that $2 million of rent that ordinarily would have been collected over the months of April through July 2020 will be deferred and is now expected to be collected primarily over the period from July through December 2020.  We also have entered into, or expect to enter into, other agreements with certain tenants whereby we have either (i) agreed to short-term rent reductions in exchange for extended lease terms or (ii) agreed to apply certain deposits or committed tenant improvement funds towards rent, the net effect of which is immaterial to our financial results.  Because the extent of the impact of COVID-19 on the Company’s tenants will depend on future developments, there can be no assurance that our tenants will be able meet the requirements of these agreements, or that these tenants, or other tenants, may not seek additional relief in the future.

Balance Sheet and Liquidity

At March 31, 2020, the Company had total liquidity of $81.9 million, including cash and availability on its Credit Facility. Total debt outstanding, including outstanding borrowings on the Credit Facility and notes payable (both net of unamortized debt issuance costs), was $464.5 million. As of March 31, 2020, the Company’s debt carried a weighted average interest rate of 3.63% and a weighted average remaining term of 3.49 years.

As of April 30, 2020, the Company had total liquidity of approximately $70 million, including cash and capacity on its Credit Facility.

Update on Management Internalization Process

At a meeting held on March 3, 2020, the Special Committee recommended to the Board, and the Board subsequently determined, that a management internalization transaction (an “Internalization Transaction”) was in the best interests of the Company’s stockholders, and that the Special Committee should move forward with negotiating an Internalization Transaction with our manager. The Special Committee and our manager continue to negotiate the terms of an Internalization Transaction. If an agreement is reached between the Special Committee and the manager, it must be approved by the Board and potentially by our stockholders. The global effects of the COVID-19 pandemic have adversely impacted many international communications and transactions, including the timeline within which the Special Committee and the manager have been able to conduct the negotiation of the Internalization Transaction.

Dividends

On March 3, 2020, the Board of Directors declared a $0.20 per share cash dividend to common stockholders of record as of March 25, 2020, which was paid on April 9, 2020 representing the Company’s first quarter 2020 dividend payment to its common stockholders. The Board also declared a $0.46875 per share cash dividend to holders of record as of April 15, 2020 of its Series A Preferred Stock, which was paid on April 30, 2020. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2020 through April 29, 2020.

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SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Thursday, May 7, 2020 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Replay:

An audio replay of the conference call will be posted on the Company’s website.

ABOUT GLOBAL MEDICAL REIT

Global Medical REIT Inc. is net-lease medical office REIT that acquires purpose-built specialized healthcare facilities and leases those facilities to strong healthcare systems and physician groups with leading market share.

NON-GAAP FINANCIAL MEASURES

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before non-controlling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and above-market lease amortization expense), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of deferred financing costs and above market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

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AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above market leases, (f) recurring amortization of deferred financing costs, (g) recurring lease commissions, (h) management internalization costs and (i) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company’s FFO and AFFO computations may not be comparable to FFO and AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does, or that compute FFO and AFFO in a different manner.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 11% of our portfolio) are excluded from the calculation due to lack of available financial information. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes that all adjustments are reasonable and necessary. Our Rent Coverage Ratio as of March 31, 2020 does not take into account the effects of the COVID-19 pandemic on our tenants’ businesses. Due to the significant reduction in our tenants’ businesses due to the pandemic, we expect the Rent Coverage Ratio to be materially lower for the remainder of 2020 and possibly longer.

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FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our tenants’ ability to pay rent to us during and after the COVID-19 pandemic, our tenants’ ability to make required payments under their rent deferral agreements, the effects of our expected rent deferral amounts and timing of collection of deferred amounts on our business and liquidity, expected financial performance (including future cash flows associated with new tenants and the future Rent Coverage Ratio), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations, including the potential management internalization, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, as amended, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Evelyn Infurna

Evelyn.Infurna@icrinc.com

203.682.8265

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Global Medical REIT Inc.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	March 31, 2020	December 31, 2019
Assets
Investment in real estate:
Land	$101,715	$95,381
Building	745,649	693,533
Site improvements	11,303	9,912
Tenant improvements	37,044	33,909
Acquired lease intangible assets	78,977	72,794
	974,688	905,529
Less: accumulated depreciation and amortization	(64,635)	(56,503)
Investment in real estate, net	910,053	849,026
Cash and cash equivalents	11,340	2,765
Restricted cash	5,536	4,420
Tenant receivables	5,708	4,957
Due from related parties	70	50
Escrow deposits	3,589	3,417
Deferred assets	16,141	14,512
Derivative asset	-	2,194
Other assets	3,731	3,593
Total assets	$956,168	$884,934
Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $3,607 and $3,832 at March 31, 2020 and December 31, 2019, respectively	$425,843	$347,518
Notes payable, net of unamortized debt issuance costs of $634 and $667 at March 31, 2020 and December 31, 2019, respectively	38,648	38,650
Accounts payable and accrued expenses	7,144	5,069
Dividends payable	10,949	11,091
Security deposits and other	6,546	6,351
Due to related party	1,948	1,648
Derivative liability	20,461	8,685
Other liability	2,414	2,405
Acquired lease intangible liability, net	3,425	3,164
Total liabilities	517,378	424,581
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2020 and December 31, 2019, respectively (liquidation preference of $77,625 at March 31, 2020 and December 31, 2019, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 44,278 shares and 43,806 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	44	44
Additional paid-in capital	440,220	433,330
Accumulated deficit	(78,990)	(71,389)
Accumulated other comprehensive loss	(20,632)	(6,674)
Total Global Medical REIT Inc. stockholders' equity	415,601	430,270
Noncontrolling interest	23,189	30,083
Total equity	438,790	460,353
Total liabilities and equity	$956,168	$884,934

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Global Medical REIT Inc.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Revenue
Rental revenue	$21,533	$15,141
Other income	116	59
Total revenue	21,649	15,200

Expenses
General and administrative	1,839	1,606
Operating expenses	2,303	1,323
Management fees – related party	2,002	1,334
Depreciation expense	5,836	3,867
Amortization expense	1,921	1,002
Interest expense	4,378	4,025
Management internalization expense	504	-
Preacquisition fees	49	-
Total expenses	18,832	13,157

Net income	$2,817	$2,043
Less: Preferred stock dividends	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(107)	(60)
Net income attributable to common stockholders	$1,255	$528

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.02

Weighted average shares outstanding – basic and diluted	44,182	27,380

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Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2020	2019

Net income	$2,817	$2,043
Less: Preferred stock dividends	(1,455)	(1,455)
Depreciation and amortization expense	7,757	4,869
FFO	$9,119	$5,457
Amortization of above market leases, net	247	219
Straight line deferred rental revenue	(1,557)	(1,366)
Stock-based compensation expense	922	771
Amortization of deferred financing costs and other	315	313
Management internalization expense	504	-
Preacquisition fees	49	-
AFFO	$9,599	$5,394

Net income attributable to common stockholders per share – basic and diluted	$0.03	$0.02
FFO per share and unit	$0.19	$0.17
AFFO per share and unit	$0.20	$0.17

Weighted Average Shares and Units Outstanding – basic and diluted	47,874	31,206

Weighted Average Shares and Units Outstanding:

Weighted Average Common Shares	44,182	27,380
Weighted Average OP Units	2,772	3,145
Weighted Average LTIP Units	920	681
Weighted Average Shares and Units Outstanding – basic and diluted	47,874	31,206

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